UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Janus Detroit Street Trust

(Exact Name of Registrant as Specified in Charter)

151 Detroit Street, Denver, Colorado 80206-4805

(Address of Principal Executive Offices)

303-333-3863

(Registrant’s Telephone No., including Area Code)

Michelle Rosenberg — 151 Detroit Street, Denver, Colorado 80206-4805

(Name and Address of Agent for Service)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
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MUTUAL FUNDS PROXY FACT SHEET FOR: JANUS VELOCITY EXCHANGE-TRADED FUNDS

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	MAY 23, 2016	OFFICES OF ALPS ADVISORS, INC.
Mail Date	JUNE 13, 2016	1290 BROADWAY, SUITE 1100
Meeting Date	JULY 12, 2016 @ 9:00AM MDT	DENVER, COLORADO 80203
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 4	Inbound Line	1-866-387-9392
Cusip Number	SEE PAGE 4	Website	www.janus.com/etfs

What are Shareholders being asked to vote on?

Janus Velocity Tail Risk Hedged Large Cap ETF

1.

To approve an Agreement and Plan of Reorganization and Termination that contemplates the reorganization of Existing Fund I (a series of the Existing Trust) into New Fund I (a newly created series of the New Trust established solely for the purpose of acquiring the assets of Existing Fund I and continuing Existing Fund I’s business), and provides that Existing Fund I will transfer all of its assets and liabilities to New Fund I in exchange for shares of New Fund I, which shares will be distributed to the shareholders of Existing Fund I (along with cash in respect of any fractional shares held by Existing Fund I shareholders) in complete liquidation and termination of Existing Fund I.

BOARD OF TRUSTEES RECOMMENDATION – FOR

Janus Velocity Volatility Hedged Large Cap ETF

1.

To approve an Agreement and Plan of Reorganization and Termination that contemplates the reorganization of Existing Fund II (a series of the Existing Trust) into New Fund II (a newly created series of the New Trust established solely for the purpose of acquiring the assets of Existing Fund II and continuing Existing Fund II’s business), and provides that Existing Fund II will transfer all of its assets and liabilities to New Fund II in exchange for shares of New Fund II, which shares will be distributed to the shareholders of Existing Fund II (along with cash in respect of any fractional shares held by Existing Fund II shareholders) in complete liquidation and termination of Existing Fund II.

BOARD OF TRUSTEES RECOMMENDATION – FOR

Why are shareholders being asked to approve an Agreement and Plan of Reorganization?

In recent months, Janus informed ALPS of its desire to launch new exchange-traded funds (i.e., New Funds) that have identical investment objectives as the Existing Funds, and its desire for the Existing Funds to be merged into the New Funds. ALPS and Janus believe that it is in the best interests of Existing Fund shareholders to merge the Existing Funds into the New Funds in lieu of a liquidation of the Existing Funds for cash. After careful consideration, ALPS concluded that reorganizing the Existing Funds into the New Funds would be in the best interests of the Existing Funds and their shareholders.

For Internal Distribution Only	Page 1

How will shareholders be affected by the Reorganizations?

Following the Reorganizations, the primary change for Existing Fund shareholders is that their Fund will be a series of the New Trust rather than a series of the Existing Trust and the New Funds will be managed by Janus Capital Management LLC (“Janus”) rather than ALPS Advisors, Inc. (“ALPS”).

Will the value of my investment change as a result of the Reorganization(s)?

Specifically, each Existing Fund will transfer all of its assets and liabilities to its corresponding New Fund in exchange for the number of shares of the corresponding New Fund (and cash in respect of any fractional shares) equal to the number of Existing Fund shares then outstanding, which shares (and cash) will be distributed to the shareholders of such Existing Fund in complete liquidation and dissolution of such Existing Fund. The exchange of shares (and cash) will be conducted at the relative net asset value of the respective Existing Fund shares to be exchanged.

Can you provide me with additional information on The New Funds?

The New Funds, new series established specifically for the purpose of receiving the assets and liabilities of the Existing Funds, do not currently have any assets or liabilities other than the proceeds from one share of each New Fund that has been transferred to Janus as the initial Shareholder.

Will fees increase as a result of the proposed Reorganization(s)?

The New Funds would have the same management fee as the Existing Funds.

Will the investment objectives, strategies, risks, and policies of the New Funds differ from those of the Existing Funds?

The New Funds have been created to have the same investment objective, and substantially the same investment strategies, risks and policies as their corresponding Existing Funds.

What will happen if the Existing Funds continue to operate?

Among other considerations, continued operation of the Existing Funds within the Existing Trust would result in two competing sets of funds with identical investment objectives on different fund platforms, and Janus Index & Calculation Services may terminate ALPS’ license to use the Existing Funds’ Underlying Indices at any time upon 90 days’ notice.

What will happen if Shareholders do not approve the Reorganization(s)?

The Existing Funds would continue to operate as series of the Existing Trust, for the near-term, if the Reorganizations are not approved by Shareholders. The alternatives to the Reorganizations include maintaining the status quo, which may ultimately result in termination of ALPS’ license to use the underlying indices and thus require the liquidation of the Existing Funds or liquidation of the Existing Funds. ALPS and the Board believe that providing a continuing investment option to shareholders of the Existing Funds, in the form of the New Funds, was preferable to a liquidation of the Existing Funds for cash.

When are the Reorganizations expected to take place?

The Reorganizations are expected to take place on or about July 15, 2016.

For Internal Distribution Only	Page 2

Who will bear the costs associated with the proposed Reorganization(s)?

The costs associated with the Reorganizations for the Existing Funds will be paid by Janus, and will not be borne by the Existing Funds’ Shareholders.

Once the Reorganizations are completed, who will be the investment adviser of the New Funds?

Janus, as investment adviser to the New Funds, will be responsible for the day-to-day management of the New Funds’ investment portfolios and will furnish continuous advice and recommendations concerning the New Funds’ investments. Janus will also provide certain administration and other services and will be responsible for other business affairs of the New Funds. Co-portfolio managers Scott M. Weiner and Benjamin Wang will jointly share responsibility for the day-to-day management of the New Funds, with no limitation on the authority of one co-portfolio manager in relation to the other. The Co-portfolio managers of the New Funds were instrumental in designing and maintaining the underlying indices of the Existing Funds.

Can you provide me with additional information on Janus Capital Management LLC (“Janus”)?

Janus (together with its predecessors) has served as investment adviser to Janus mutual funds since 1970 and currently serves as investment adviser to all of the Janus funds (including other exchange-traded funds as of February 2016), acts as sub-adviser for a number of private-label mutual funds, and provides separate account advisory services for institutional accounts and other unregistered products. As of March 31, 2016 Janus provided investment advisory services on approximately $130.9 billion in assets. Janus’ principal business address is 151 Detroit Street, Denver, Colorado 80206. Janus Index & Calculation Services LLC, an affiliate of Janus, provides and maintains the Existing Funds’ underlying indices, and has represented that it will continue to provide and maintain the same underlying indices for the New Funds after the Reorganizations. Given this and other information summarized herein, ALPS concluded that reorganizing the Existing Funds into the New Funds would be in the best interests of the Existing Funds and their shareholders and thus proposed the Reorganizations to the Existing Trust’s Board of Trustees.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH PROPOSED REORGANIZATION

VOTING METHODS

PHONE:

To cast your vote by telephone with a proxy specialist, call the number listed on your proxy card. Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

Proxy Materials Are Available Online At: www.proxyonline.com/docs/janusvelocity

For Internal Distribution Only	Page 3

NAME OF FUND	CUSIP	TICKER
Janus Velocity Tail Risk Hedged Large Cap ETF	00162Q817	TRSK
Janus Velocity Volatility Hedged Large Cap ETF	00162Q791	SPXH

For Internal Distribution Only	Page 4

Janus Velocity Exchange-Traded Funds

Level I Machine Script

Hello.

I am calling on behalf of your investment with the Janus Velocity Exchange-Traded Funds.

The Special Meeting of Shareholders is scheduled to take place on July 12, 2016. All Shareholders are being asked to consider and vote on an important matter. As of today your vote has not been registered.

Please contact us as soon as possible at 1-866-387-9392 Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

Your vote is very important. Thank you and have a Good Day.

Form of
Janus Velocity Exchange-Traded Funds Level I Script (Inbound, 6/8/16)

Thank you for calling the Janus Velocity Exchange-Traded Funds proxy voting line. My name is (AGENT’S FULL NAME). How can I help you? (Pause for response)

Responding to initial mailing: (Locate and verify account) The materials you received are regarding a shareholders meeting scheduled to take place on July 12, 2016.

Responding to call: Can I please have the telephone number we called to locate your account to better assist you? (Locate and verify account.) The reason for the call was to confirm that you have received the proxy materials for the shareholders meeting scheduled to take place July 12, 2016. Have you received this information? (Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposals.

If “No” or negative response:

Mr./Ms. (SHAREHOLDER’S FULL NAME), you can access the proxy statement by going to www.proxyonline.com/docs/janusvelocity or we can email or mail the proxy statement to you.

Which method do you prefer? (Pause for response)

Email: I would be happy to e-mail the proxy statement to you. May I please have your e-mail address? (Notate email address and proceed)

Please allow 24 to 48 business hours to receive. (Proceed to Closing)

Mail: We will send the materials to you by mail. Can I just confirm your address as (ADDRESS ON REGISTRATION)? (If Different address, record address and proceed)

Please allow 5 to 7 business days to receive. (Proceed to Closing)

Closing: After reviewing the materials, please contact us at 1-866-387-9392 and one of our representatives will be more than happy to answer any questions you may have, and to record your verbal vote for the shareholders meeting.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Janus Velocity Exchange-Traded Funds before the meeting takes place, would you like to vote those accounts in the same manner as well? (Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). For confirmation purposes:

●	Please state your full name. (Pause)
●	According to our records, you reside in (city, state, zip code). (Pause)
●	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on this confirmation. Mr. /Ms.                       , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 5-31-16

Form of Janus Velocity Exchange-Traded Funds Level I Script (CONFIRM RECEIPT OF PROXY MATERIAL)

Good (morning, afternoon, evening), my name is (AGENT’S FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)? (Re-Greet If Necessary)

I am calling on a recorded line regarding your current investment with the Janus Velocity Exchange-Traded Funds. I wanted to confirm that you have received the proxy material for the shareholders meeting scheduled for July 12, 2016. Have you received the information? (Pause for response)

If “Yes” or positive response: If you’re not able to attend the meeting, I can record your voting instructions by phone. Your Board of Trustees is recommending a vote “In Favor” of the proposals.

If “No” or negative response:

Mr./Ms. (SHAREHOLDER’S FULL NAME), you can access the proxy statement by going to www.proxyonline.com/docs/janusvelocity or we can email or mail the proxy statement to you.

Which method do you prefer? (Pause for response)

Email: I would be happy to e-mail the proxy statement to you. May I please have your e-mail address? (Notate email address and proceed)

Please allow 24 to 48 business hours to receive. (Proceed to Closing)

Mail: We will send the materials to you by mail. Can I just confirm your address as (ADDRESS ON REGISTRATION)? (If Different address, record address and proceed)

Please allow 5 to 7 business days to receive. (Proceed to Closing)

Closing: After reviewing the materials, please contact us at 1-866-387-9392 and one of our representatives will be more than happy to answer any questions you may have, and to record your verbal vote for the shareholders meeting.

Would you like to vote along with the Board’s recommendation?

(Pause For Response) (Review Voting Options with Shareholder If Necessary)

If we identify any additional accounts you own with the Janus Velocity Exchange-Traded Funds before the meeting takes place, would you like to vote those accounts in the same manner as well?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions). For confirmation purposes:

●	Please state your full name. (Pause)
●	According to our records, you reside in (city, state, zip code). (Pause)
●	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of this vote within 3 to 5 business days. Upon receipt, please review and retain for your records. If you should have any questions please call the toll free number listed on this confirmation. Mr. /Ms.                       , your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

FOR INTERNAL DISTRIBUTION ONLY	Updated 6-8-16